UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2010

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information included in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2010, Boyd Gaming Corporation (the “Company”) entered into the Second Amended and Restated Credit Agreement among the Company, certain financial institutions as lenders, Bank of America, N.A. (“Bank of America”), as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association (“Wells Fargo”), as syndication agent and swing line lender (the “Amended Credit Facility”). The Amended Credit Facility was entered into pursuant to the Amendment and Restatement Agreement dated as of December 3, 2010, among the Company, certain financial institutions as lenders, Bank of America and Wells Fargo, which was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2010 (the “Prior Form 8-K”). The description of the Amended Credit Facility is incorporated herein by reference to Item 2.03 of the Prior Form 8-K. Such description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated December 17, 2010, among the Company, certain financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as syndication agent and swing line lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010	Boyd Gaming Corporation

/s/ JOSH HIRSBERG
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated December 17, 2010, among the Company, certain financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as syndication agent and swing line lender.